Fourth Quarter 2016 Financial Review January 23, 2017

2 Forward-Looking Statements and Use of Non-GAAP Financial Measures Statements in this presentation that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts or intentions regarding future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this presentation. Factors that could cause actual results to differ materially from those expressed in the forward- looking statements include the actual amount and duration of declines in the price of oil and gas, our ability to meet our efficiency and noninterest expense goals, as well as other factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments. This document contains several references to non-GAAP measures, including pre-provision net revenue and the “efficiency ratio,” which are common industry terms used by investors and financial services analysts. Certain of these non-GAAP measures are key inputs into Zions’ management compensation and are used in Zions’ strategic goals that have been and may continue to be articulated to investors. Therefore, the use of such non-GAAP measures are believed by management to be of substantial interest to the consumers of these financial disclosures and are used prominently throughout the disclosures. A full reconciliation of the difference between such measures and GAAP financials is provided within the document, and users of this document are encouraged to carefully review this reconciliation.

 Strong growth in EPS: Diluted earnings per share increased substantially from the year-ago period, to $0.60 in 4Q16 from $0.43  Strong growth in pre-provision net revenue (1): 25% growth over year-ago period • A 7.2% year-over-year increase in adjusted revenue (1) • A 0.6% year-over-year increase in adjusted noninterest expense (1)  Tracking on the efficiency initiative: • Efficiency ratio equaled 64.5% in 4Q16 and 65.8% for FY16, meeting our target of “less than 66%” for the full year • Committed to “low 60s” for 2017  Loans: Due primarily to continued discipline on commercial real estate concentration limits as well as paydowns on energy loans, loans increased only slightly from the prior quarter (period end loans increased 0.3% vs. 3Q16)  Maintaining overall healthy credit quality: Reduced credit costs largely attributable to reduced problem loans in the oil & gas portfolio • Criticized, classified and nonaccrual oil and gas balances declined 16%, 11%, and 15%, respectively, relative to balances at September 30, 2016 • Non oil & gas loan quality remains strong 3 Fourth Quarter 2016 Key Performance Indicators Solid PPNR growth; improving credit costs and profitability (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.

Zions' Announced Financial Targets

On June 1, 2015 Zions announced several financial targets, including:

	2H15		FY16		FY17	
	Goal	Achieved?	Goal	Achieved?	Goal	Achieved?
Adjusted Noninterest Expense[1]	Hold to below $1.58 [(2)] billion	✓	Hold to below $1.58 [(1)] billion	✓	Slightly above $1.58 [(1)] billion	TBD
Efficiency Ratio	≤70%	✓	<66%	✓	Low 60s	TBD
Gross Cost Savings of $120 million	50%	✓	>80%	✓	100%	TBD
Pay Off High Cost Subordinated Debt	100%	✓	--	--	--	--
Preferred Equity Dividends	--	--	--	--	Lower by ~$20 million vs. 2014A	Expected to beat by $10mm+

(1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.
(2) Reduced by $20 million from original stated target of "less than $1.60 billion," driven by an accounting adjustment made in 1Q16 which effectively re-categorized corporate card rewards program expense from a separate line item to now be netted against its associated revenue.

4

ZIONS BANCORPORATION

Pre-Provision Net Revenue Adjusted Pre-Provision Net Revenue (1) 5 Steady improvement driven by disciplined expense and balance sheet management (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table. ($mm) 174 182 211 208 217 $100 $125 $150 $175 $200 $225 4Q15 1Q16 2Q16 3Q16 4Q16  Adjusted pre-provision net revenue has strengthened measurably over the past year, up 25%  Persistent improvement driven by success on multiple fronts:  Improved expense control,  Improved return on liquid assets (cash into securities)  Loan growth and other balance sheet management  Customer-related fee income growth  This positive trend is expected to continue in the near term

Efficiency Ratio Efficiency Ratio (1) 6 Substantial improvement driven by expense control and revenue growth (1) Defined as noninterest expenses as a percentage of net revenue, adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation table.  The efficiency ratio improved to 64.5% (4Q16) from 69.6% in the year-ago period  We remain committed to driving the efficiency ratio to the low 60s for 2017  Solid progress on the efficiency ratio while investing substantially in enabling technology 74.1% 69.6% 68.5% 64.5% 66.0% 64.5% low 60s 55% 60% 65% 70% 75% 4Q14 4Q15 1Q16 2Q16 3Q16 4Q16 FY17

Total Loan and Deposit Growth Total Loans Total Deposits 7 Annual mid-single digit loan and deposit growth are key drivers of our efficiency initiative  Due in part to continued discipline on CRE concentration limits and O&G attrition, period-end loan growth was slow, increasing 0.3% on a linked quarter basis  Year-over-year growth rates of both loans and deposits tracked with our stated objectives  Period-end deposits experienced strong growth, the majority of it noninterest-bearing ($mm) $36,000 $37,750 $39,500 $41,250 $43,000 4Q15 1Q16 2Q16 3Q16 4Q16 35% 40% 45% 50% $46,000 $48,000 $50,000 $52,000 $54,000 4Q15 1Q16 2Q16 3Q16 4Q16 Total Deposits (left) Noninterest-Bearing Deposits as a % of Total (right) ($mm)

Credit Quality (Excluding Oil & Gas Portfolio) 8 Key Credit Quality Ratios (Ex-O&G) Excluding oil and gas lending, credit quality remains very good  Overall stable and healthy credit quality  Key Metrics:  Criticized loans equaled 3.1% of loans and averaged the same for the year  Classified loans equaled 2.2% of loans and averaged 2.1% for the year  NPAs equaled 0.69% of loans and averaged 0.66% of loans for the year  Annualized NCOs equaled 0.11% of average loans and equaled 0.2 basis points for the full year  Allowance for credit losses remains strong at 1.08% of total loans and leases  1.6x coverage of NPAs  10.0x coverage of annualized NCOs  2017 non-O&G NCOs may increase slightly from 2016 results as recoveries may not be as substantial -0.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4Q15 1Q16 2Q16 3Q16 4Q16 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown. Oil and gas loans discussed in greater detail later in this presentation.

Oil & Gas (O&G) Credit Quality 9 O&G Key Credit Quality Ratios O&G credit quality remains challenged, although recovery in commodity prices has aided in the portfolio’s overall improvement  Relative to September 30, 2016:  Criticized O&G loans declined by $152 million, the second consecutive linked- quarter dollar decrease since the cycle began  Classified O&G loans declined by $85 million, also the second consecutive linked-quarter dollar decrease since 2014  O&G NPAs declined by $52 million  Annualized NCOs equaled 3.0% of average loans, primarily related to classified loans under contract to sell  $470 million of equity raised in 4Q16 to O&G portfolio companies, more than double the level achieved in 3Q16  Allowance for credit losses remains strong, at 9% of O&G balances  0.7x coverage of NPAs  3.0x coverage of annualized NCOs 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 4Q15 1Q16 2Q16 3Q16 4Q16 Criticized / Loans Classifieds / Loans Nonperforming Assets / Loans Net Charge-offs / Loans Note: Net Charge-offs/Loans ratio is annualized for all periods shown.

Financial Results 10 Solid and improving fundamental performance Three Months Ended (Dollar amounts in millions, except per share data) Dec 31, 2016 Sept 30, 2016 Dec 31, 2015 Earnings Results: Diluted Earnings Per Share $ 0.60 $ 0.57 $ 0.43 Net Earnings Applicable to Common Shareholders 125 117 88 Net Interest Income 480 469 449 Noninterest Income 128 145 119 Noninterest Expense 405 403 397 Pre-Provision Net Revenue (1) 217 208 174 Provision for Credit Losses 1 16 16 Ratios: Return on Average Assets 0.89% 0.84% 0.68 % Return on Average Common Equity 7.10% 6.66% 5.17 % Tangible Return on Average Tangible Common Equity 8.40% 7.88% 6.20 % Net Interest Margin 3.37% 3.36% 3.23 % Yield on Loans 4.11% 4.11% 4.24 % Yield on Securities 2.04% 2.00% 2.13 % Average Cost of Deposits* 0.10% 0.10% 0.10 % Efficiency Ratio (1) 64.5% 66.0% 69.6 % Ratio of Nonperforming Assets to Loans, Leases and OREO 1.34% 1.37% 0.87 % Annualized Ratio of Net Loan and Lease Charge-offs to Average Loans 0.25% 0.28% 0.13 % Basel III Common Equity Tier 1 12.1% 12.0% 12.2% (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables. * Includes noninterest-bearing deposits.

Loan Growth by Type 11 Solid loan growth achieved in targeted growth categories Year-over-Year Loan Growth  Loan growth in Commercial and Industrial (C&I), Term Commercial Real Estate (CRE), Residential Mortgage (1-4 Family)  Declines in National Real Estate (NRE), and Oil and Gas (O&G) Over the next four quarters, we expect moderate total loan growth, driven by:  Continued solid growth in consumer-related  Moderate growth in non-O&G C&I, Construction and Land Development (C&D), and Term CRE  Some further attrition in O&G  Continued attrition in NRE Note: National Real Estate (NRE) is a division of Zions Bank (which is a division of ZB, N.A.) with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Note: Bubble size indicates relative balance as of 4Q16. C&I (ex-O&G) Owner Occupied (ex-NRE) C&D Term CRE (ex- NRE) 1-4 Family National Real Estate O&G Home Equity Other -30% -20% -10% 0% 10% 20% 30%

 Net interest income growth continued its positive trajectory, increasing 6.9% over the year-ago period  On a linked quarter basis, net interest income grew by $11 million over 3Q16  The accelerated purchase of securities in Q4 relative to prior quarters was driven by the repositioning of the balance sheet as Zions continues to moderately reduce its interest rate sensitivity Net Interest Income Net Interest Income 12 Improving at a sustainable rate, driven largely by transition to securities from cash ($mm) 449 453 465 469 480 $400 $420 $440 $460 $480 $500 4Q15 1Q16 2Q16 3Q16 4Q16 (1) Preliminary analysis, subject to refinement. Modeled Annual Change in a +200bps Interest Rate Environment(1) Fast Slow ∆ in NII 5% 12% Beta of Total Deposits 45% 32% 12-month simulated impact using a static-sized balance sheet and a parallel shift in the yield curve, and is based on statistical analysis relating pricing and deposit migration to benchmark rates (e.g. LIBOR, U.S. Treasuries). “Fast” refers to an assumption that deposit rates and volumes will adjust at a faster speed. “Slow” refers to an assumption that deposit rates and volumes will adjust at a more moderate speed. Net Interest Income Sensitivity

Active Balance Sheet Management: Securities Portfolio Growth 13 Short to medium duration portfolio; limited duration extension risk Total Securities (end of period balances) ($mm) $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 4Q15 1Q16 2Q16 3Q16 4Q16 Other Securities Municipal Securities Small Business Administration Loan-Backed Securities Agency Securities Agency MBS Securities Added net $3.2 billion of securities during 4Q16 Securities Portfolio Duration  Current: ~3.2 years  200 bps increase from current interest rates: ~3.3 years Future net additions to securities balances not limited by cash currently on the balance sheet

Loans 74% Securities 22% Cash 4% Net Interest Income Drivers 14 December 2016 rate hike expected to benefit net interest income in 1Q17 Net Interest Margin (NIM) Earning Asset Mix  Relative to the prior quarter, the 4Q16 NIM was 3.37%, up one basis point  Securities yield increased 4 bps to 2.04%, due to reduced premium amortization  Yield on loans was stable, at 4.11%  Cost of deposits was stable, at 0.10%  Fed funds rate increase in December 2016 is expected to benefit 1Q17  Loan portfolio interest rate characteristics1: Loans repricing within:  1 year: 67%  1-5 years: 24%  5+ years: 9% 3.23% 3.35% 3.39% 3.36% 3.37% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 4Q15 1Q16 2Q16 3Q16 4Q16 Loan Yield Securities Yield Interest Expense / Interest Earning Assets: Red Net Interest Margin Cash Yield: Gray Loans 76% Securities 8% Cash 15% CDOs 1% 1Q15 4Q16 (1) Loans repricing within 1 year includes loans with fixed interest rates that mature within the next year, or are tied to other rate indices that reprice within 1 year. The 1-5 year and 5+ year categories include fixed rate loans that mature during those respective periods and loans tied to rate indices also repricing during those periods.

113 112 118 125 118 $100 $110 $120 $130 4Q15 1Q16 2Q16 3Q16 4Q16  Total noninterest income increased to $128 million from $119 million a year ago  Customer-related fee income increased to $118 million from $113 million  The year-over-year increase was driven by strength in wealth management, treasury management, and customer- related swaps activity Noninterest Income 15 Continued momentum largely a function of increased focus (1) Reflects total customer-related noninterest income. Customer-Related Fee Income (1) ($mm)

Noninterest Expense ($mm) 397 396 382 403 405 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 4Q15 1Q16 2Q16 3Q16 4Q16 Noninterest Expense 16 Expense controls have resulted in performance that met our stated goal  Total NIE increased 1.8% versus the year-ago period; adjusted NIE declined by 0.6% (1)  In 4Q16, elevated noninterest expense directly resulted in lower than planned management incentive compensation  Full year 2016 adjusted noninterest expense achieved the stated FY16 target of less than $1.58 billion  Expect adjusted noninterest expense to increase between 2% and 3% for FY17 vs. FY16A  Reflects expected increase in technology expenditure  Normal salary adjustments  Partially offset by additional cost savings efforts (1) Adjusted for items such as severance, provision for unfunded lending commitments, securities gains and losses and debt extinguishment costs. See Appendix for GAAP to non-GAAP reconciliation tables.

 Continue to Achieve Positive Operating Leverage  Maintain annual mid-single digit loan growth rates while maintaining strong CRE concentration limits  Continue to moderately reduce the Company’s interest rate sensitivity  Continue to purchase medium duration securities with limited duration extension risk  Continue to increase market share in residential mortgage  Maintain mid-single digit growth rates in customer-related fee income  Maintain strong expense controls: expect noninterest expense to increase between 2% and 3% in FY17 vs. FY16, while continuing to invest in substantial technology overhaul  Maintain continued alignment of compensation expense to profitability improvement objectives  Implement Technology Upgrade Strategies  Increase the Return on and of Capital  Improvements in operating leverage lead to stronger returns on capital  Improvements to risk profile and risk management expected to lead to increasing returns of capital  Target: repurchase up to $180 million of common equity from 3Q16 to 2Q17 (~3% of shares outstanding)  Completed $90 million in 2H16  Shares repurchased equaled 2.9 million, or approximately 1.4% of shares outstanding in 2H16  Execute on our Community Bank Model – doing business on a “Local” basis 17 2017-2018 Objectives: (1) Reduced by $20 million from original stated target of “less than $1.60 billion”, driven by an accounting adjustment made in 1Q16 which effectively re-categorized corporate card rewards program expense from a separate line item to now be netted against its associated revenue. Growth Through Simplification and Focus

Next 12-Month Outlook Summary (4Q17E, vs. 4Q16A) 18 Outlook Comments Moderately Increasing • Over the next 12 months, we expect continued strong growth from residential mortgage, moderate growth in C&I and CRE Increasing • Expect continued increases in loans and securities, limited increase in funding costs Increasing • Expect loan loss provisions in FY17 to be consistent with FY16, particularly if energy prices remain at/near current levels Moderately Increasing • 4Q16 included adverse valuation marks due to changes in benchmark interest rates • Customer-related fees excludes securities gains, dividends Slightly to Moderately Increasing • FY17 adjusted NIE expected to be 2% to 3% higher than FY16A • Includes continued spending on technology systems overhaul Stable • Not including any changes to the corporate tax rate, Zions’ effective tax rate is expected to be in the area of 34-35% • Expect preferred dividend to be approximately $40 million • Accounts for expected 1H17 reduction of $144 million of preferred equity • Expect diluted share count to increase slightly to reflect warrant dilution, partially offset by share buyback Customer-Related Fees Loan Balances Net Interest Income Loan Loss Provision Tax Rate Preferred Dividends & Diluted Shares Adjusted Noninterest Expense

 Impact of Warrants  Oil & Gas (O&G) Portfolio Detail  CRE Portfolio: Subtype, cash flow coverage, collateral coverage  High O&G Employment Counties: Consumer Credit Scores  Loan Growth by Bank Brand and Loan Type  GAAP to Non-GAAP Reconciliation 19 Appendix

 Zions has two tranches of warrants outstanding (ZIONZ and ZIONW), both of which are currently in the money  Dilution is calculated using the treasury method of accounting, which relies upon the following assumptions:  Warrants are exercised at the beginning of the period  Issuer uses proceeds from exercise to repurchase shares at the average market price during period  Net shares issued = shares issued from warrant exercise – shares repurchased Impact of Warrants Dilutive Impact Sensitivity Reflects potential dilution given various average common stock share prices over any given period 20 Potential dilution is expected to be slight to moderate, depending upon future stock price (mm) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% - 2 4 6 8 10 12 $35 $36 $37 $38 $39 $40 $41 $42 $43 $44 $45 $46 $47 $48 $49 $50 Dilutive shares (mm) % Dilution Note: Analysis utilizes current warrant strike prices and assumes no additional dividends will be paid (which affect the ZIONW strike price), such that the warrant strike prices in this analysis are assumed to be held constant.

Oil & Gas (O&G) Portfolio Detail

(Amounts in millions)	4Q16	% of Total	3Q16	$ Change	% Change	4Q15
Loans and Leases:						
Oil and gas related:						
Upstream – exploration and production	$ 733	34%	$ 752	$ (19)	(3)%	$ 817
Midstream – marketing and transportation	598	28%	623	(25)	(4)%	621
Downstream – refining	137	6%	123	14	11%	127
Other non-services	38	2%	44	(6)	(14)%	44
Oilfield services	500	23%	596	(96)	(16)%	784
Oil and gas service manufacturing	152	7%	176	(24)	14)%	229
Total loan and lease balances [1]	2,158	100%	2,314	(156)	(7)%	2,622
Unfunded lending commitments	1,722		1,784	(62)	(3)%	2,151
Total credit exposure	3,880		4,098	(218)	(5)%	4,773
Private equity investments	7		6	--	6%	13
Credit Quality Measures [1]:						
Criticized loan ratio	37.8%		41.8%			30.3%
Classified loan ratio	31.6%		33.1%			19.7%
Nonaccrual loan ratio	13.6%		15.0%			2.5%
Ratio of nonaccrual loans that are current	86.1%		87.3%			71.2%
Net charge-off ratio, annualized [2]	3.0%		7.1%			3.7%

Note: Because many borrowers operate in multiple businesses, judgment has been applied in characterizing a borrower as oil and gas-related, including a particular segment of oil and gas-related activity, e.g., upstream or downstream; typically, 50% of revenues coming from the oil and gas sector is used as a guide. (1) Total loan and lease balances and the credit quality measures do not include $40 million of oil and gas loans held for sale at December 31, 2016. (2) Calculated as the ratio of annualized net charge-offs for each respective period to loan balances at each period end.

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ZIONS BANCORPORATION

$- $100 $200 $300 $400 $500 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 Allowance for Credit Losses Upstream Services Other Oil & Gas (O&G) Portfolio Trends 22 Loan Balances by O&G Segment Classifieds by O&G Segment Steadily declining balances in Upstream and Services Nonaccruals by O&G Segment ($mm) $- $500 $1,000 $1,500 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 Upstream Services Other ($mm) ($mm) $- $100 $200 $300 $400 $500 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 Upstream Services Other  O&G balances and commitments continue to decline, down 18% and 19%, respectively, over the past four quarters  Criticized, classified and nonaccrual levels all fell in 4Q16  Net charge-offs were $43 million during 2015, and $130 million during 2016

 O&G Loan Loss Expectation  O&G loan losses are expected to decline substantially over the next 12 months as compared to the last 12 months (1)  Most of the expected loss is likely to come from services loans  55% of classified O&G loans are from services loans  80% of O&G losses incurred since Sep 30, 2014 are from services loans  Healthy sponsor support has resulted in loss levels that were lower than otherwise would have been experienced  Improved borrower and sponsor sentiment in 2H16 vs 1H16  Strong Reserve Against O&G Loans  Zions’ O&G allowance for credit losses is:  9% of O&G loan balances  24% of criticized O&G loan balances 23 Oil & Gas Loss Outlook and Reserve The outlook is improving for the O&G portfolio (1) Assuming oil and gas commodity prices remain relatively stable.

24 Note: Data as of 4Q16. The Derivative Effect: Zions’ Commercial Real Estate Portfolio in Texas Houston is approximately 3/5 of total Texas exposure. Construction and Land Development loans in Houston have declined by more than 80% since prior credit cycle $0 $100 $200 $300 Office Hospitality Industrial Not RE Secured Land Retail Other Multifamily Commercial Construction ($500mm outstanding) Houston (52%) TX-not Houston (48%) $0 $100 $200 Land Other Single Family Housing Residential Construction ($250mm outstanding) Houston (69%) TX-not Houston (31%) $0 $100 $200 $300 $400 $500 Hospitality Other Industrial Office Retail Multifamily Commercial Term ($1,700mm outstanding) Houston (54%) TX-not Houston (46%)

Commercial Real Estate Portfolio Summary 25 Credit Quality Remains Strong Note: Data as of 4Q16.  CRE Balances up 10% YoY, Delinquencies and nonaccruals improved YoY, Classifieds stable  Criticized balance by type (Total CRE: 2.5%)  Commercial Construction – 6.1%  Home Builder Construction – 0.0%  CRE Term – 2.2%  32% of total CRE in CA, 22% in TX, 14% in UT/ID, 12% in AZ 2016 Dec ($bn) 2016 Sep ($bn) QoQ ($MM) 2015 Dec ($bn) YoY Term Balance $9.3 $9.3 $25 $8.5 9.90% Construction Balance $2.0 $2.1 -$120 $1.9 8.90% Delinquencies 0.26% 0.61% -36bp 0.32% -6bp Non-Maturity Delinquencies 0.11% 0.18% -6bp 0.20% -9bp Nonaccrual Loans 0.32% 0.27% +5bp 0.46% -14bp % of Nonaccruals Current 52.0% 63.3% -11.3% 56.3% -4.3% Classifieds (% of loans) 1.30% 1.26% +4bp 1.37% -7bp Net Charge-Offs TTM ($MM) -1.7 (-2 bp) -7.1 (-7 bp) +5bp -14.8 (-15 bp) +13bp 0% 5% 10% 15% 20% 25% 30% 35% Washington Colorado Other Nevada Arizona Utah/Idaho Texas California CRE Balances by Collateral Location Term CRE (82%) Commercial Construction (11%) Residential Construction (7%)

CRE Term Portfolio 26 Strong CRE metrics and conservative structures, Houston emphasized  Houston Term: DSCR’s and LTV’s are in line with overall term portfolio. Adverse migration of loan grades is occurring; portfolio benefits from conservative advance rates, > 1.0 DSCR’s and guarantor support  All Term: continued portfolio diversity; ¾ is Office, Retail, Multifamily and Industrial Note: Collateral type as of 4Q16; DSCR and LTV as of 3Q16. DSCR excludes loans < $500M, many < 1.0 DSCR term loans maintain pass grade status due to guarantor support. CRE Term by Collateral Type ($9.3 billion) 0% 10% 20% 30% 40% 50% 60% <1.0 <1.25 <1.50 <1.75 <2.0 2.0+ Term CRE - DSCR All CRE Houston Only 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% <50% <60% <70% <80% <90% <100% 100%+ Term CRE - LTV All CRE Houston Only Office, $2.1 , 23% Multifamily, $1.9 , 20% Retail, $1.7 , 19% Industrial, $1.3 , 14% Other, $0.9 , 10% Hospitality, $0.7 , 8% Hospital/Med . Centers, $0.3 , 3% Rec./Rest., $0.2 , 2% Unsecured CRE, $0.1 , 1%

CRE Construction Portfolio 27 Balanced, performing portfolio Note: Data as of 4Q16.  Diversified construction portfolio with 37% Homebuilder Residential, 63% Commercial  Commercial construction is 6.1% criticized – some stress in Houston CRE. Homebuilder Residential performing well  YoY construction growth of 9.6%. Construction as a % of total loans is < 5% Construction by Collateral Type ($2.0 billion) $7.5 $5.6 $3.5 $2.3 $1.9 $2.2 $2.0 $1.8 $2.0 $6.2 $7.3 $7.7 $7.9 $8.1 $8.0 $8.1 $8.5 $9.3 20% 22% 24% 26% 28% 30% 32% 34% $0 $2 $4 $6 $8 $10 $12 $14 $16 YE 2008 YE 2009 YE 2010 YE 2011 YE 2012 YE 2013 YE 2014 YE 2015 YE 2016 Bi llio n s CRE: Maintaining Construction Discipline CRE Const. and Land Dev. CRE Term CRE as a % Of Total Net Loans Homebuilder Residential, $0.75 , 37% Multifamily, $0.38 , 19% Other, $0.29 , 15% Land, $0.15 , 7% Retail, $0.14 , 7% Office, $0.13 , 6% Industrial, $0.11 , 5% Hospitality, $0.07 , 4%

Takeaways:  Consumer loans from high O&G employment counties performing in line with overall consumer portfolio; nearly all of these consumer loans are with Amegy (96%) located in Texas, primarily in the Houston area  82% of consumer loans in high O&G counties are residential mortgage and home equity lines  Consumer FICO scores are stable in counties with high O&G employment, with some improvement in the 5th and 10th percentiles 28 High O&G Employment Counties: Consumer Credit Scores Consumer credit score deterioration has not been substantial in high O&G counties Credit Score (FICO) Migration in High Oil & Gas Employment Counties Source: Company documents. Note: Data as of 4Q16. Percentile HOGECs Others HOGECs Others HOGECs Others HOGECs Others HOGECs Others 5% 619 647 605 640 14 7 595 636 24 11 10 657 680 650 678 7 2 645 677 12 3 50% 760 776 761 777 -1 -1 762 780 -2 -4 Data includes consumer loans with FICO scores refreshed during the quarter shown. 2016 Q4 2015 Q4 1-Year Difference 2014 Q4 2-Year Difference

29 Loan Growth by Bank Brand and Loan Type Note: National Real Estate (NRE) is a division of Zions Bank with a focus on small business loans with low LTV ratios, which generally are in line with SBA 504 program parameters. “Other” loans includes municipal and other consumer loan categories. Linked Quarter Loan Growth ($mm) Zions Bank CB&T Amegy NBAZ NSB Vectra CBW ZBNA Other Total C&I (ex-O&G) (125) 84 85 13 (10) (2) 3 -- 48 Owner Occupied (ex-NRE) 87 41 12 6 (32) 1 4 -- 119 C&D 6 (70) (39) (33) 9 6 (8) -- (129) Term CRE (ex-NRE) -- (5) 14 (11) 54 11 21 -- 84 1-4 Family 18 -- 69 2 (1) 22 -- (3) 107 National Real Estate (112) -- -- -- -- -- -- -- (112) O&G 24 -- (162) (4) -- (13) -- -- (155) Home Equity (7) 18 14 14 12 13 1 -- 65 Other 45 (4) 41 1 3 (2) (1) -- 83 Total (64) 64 34 (12) 35 36 20 (3) 110

GAAP to Non-GAAP Reconciliation

(Amounts in thousands)		4Q16	3Q16	2Q16	1Q16	4Q15
Efficiency Ratio						
Noninterest expense (GAAP) (1)	(a)	$ 404,515	$ 403,292	$ 381,894	$ 395,573	$ 397,353
Adjustments:						
Severance costs		496	481	201	3,471	3,581
Other real estate expense		396	(137)	(527)	(1,329)	(536)
Provision for unfunded lending commitments		3,296	(3,165)	(4,246)	(5,812)	(6,551)
Debt extinguishment cost		—	—	106	247	135
Amortization of core deposit and other intangibles		1,909	1,951	1,979	2,014	2,273
Restructuring costs		3,283	356	47	996	777
Total adjustments	(b)	9,380	(514)	(2,440)	(413)	(321)
Adjusted noninterest expense (non-GAAP)	(a) - (b) = (c)	395,135	403,806	384,334	395,986	397,674
Taxable-equivalent net interest income (GAAP)	(d)	487,823	475,699	470,913	458,242	453,780
Noninterest income (GAAP) (1)	(e)	128,244	144,887	125,717	116,761	118,641
Combined income	(d) + (e) = (f)	616,067	620,586	596,630	575,003	572,421
Adjustments:						
Fair value and nonhedge derivative income (loss)		6,885	(184)	(1,910)	(2,585)	688
Equity securities gains (losses), net		(3,432)	8,441	2,709	(550)	53
Fixed income securities gains (losses), net		10	39	25	28	(7)
Total adjustments	(g)	3,463	8,296	824	(3,107)	734
Adjusted taxable-equivalent revenue (non-GAAP)	(f) - (g) = (h)	612,604	612,290	595,806	578,110	571,687
Pre-provision net revenue (PPNR), as reported	(f) – (a)	$ 211,552	$ 217,294	$ 214,736	$ 179,430	$ 175,068
Adjusted pre-provision net revenue (PPNR)	(h) - (c)	**$ 217,469**	**$ 208,484**	**$ 211,472**	**$ 182,124**	**$ 174,013**
Efficiency Ratio (1)	**(c) / (h)**	**64.5 %**	**66.0 %**	**64.5 %**	**68.5 %**	**69.6 %**

(1) In Q1 2016, to be consistent with industry practice, the Company reclassified its bankcard rewards expense from "Other noninterest expense" to "Other service charges, commissions and fees", offsetting this expense against associated noninterest income. Prior period amounts have also been reclassified.

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ZIONS BANCORPORATION